EXHIBIT 10.1

Amendment to the

Zimmer Biomet Holdings, Inc. Executive Severance Plan

Whereas, Zimmer Biomet Holdings, Inc. (the “Company”) established and maintains the Zimmer Biomet Holdings, Inc. Executive Severance Plan (the “Plan”), as effective May 14, 2018; and

Whereas, the Plan delegates the Compensation and Management Development Committee (the “Compensation Committee”) with the authority to amend the Plan; and

Whereas, the Compensation Committee now wishes to amend the Plan to revise the eligibility provisions.

Now therefore, effective on and after January 1, 2022, the section of the Plan entitled “Eligibility to Participate in the Plan” is hereby amended to add the following sentence to the end thereof:

Notwithstanding anything in this Plan to the contrary, if you are a participant in the ZimVie Inc. Executive Severance Plan or otherwise an employee of Zimmer Biomet Spine, Inc. or any of its subsidiaries, you are not eligible to participate in or receive benefits under this Plan.

Except as amended herein, the Plan remains in full force and effect.

Certified as Final:

By:	/s/ Suketu Upadhyay
Suketu Upadhyay
Executive Vice President and Chief Financial Officer

By:	/s/ Lori Winkler
Lori Winkler
Senior Vice President and Chief Human Resources Officer